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                                                                    EXHIBIT 99.1

BROKER CONTACT:              MEDIA CONTACTS:
B.J. Mendenhall              Kevin Wilson                 David Politis
Daw Technologies, Inc.       Politis Communications       Politis Communications
801-977-3100                 801-523-3730 (wk)            801-523-3730 (wk)
bjmendenhall@dawtech.com     801-898-5520 (cell)          801-671-8091(cell)
                             kwilson@politis.com          dpolitis@politis.com


FOR IMMEDIATE RELEASE

             DAW TECHNOLOGIES RECEIVES DELISTING NOTICE FROM NASDAQ

       COMPANY WILL APPEAL DECISION OF NASDAQ LISTING QUALIFICATIONS PANEL

SALT LAKE CITY - JANUARY 27, 2002 -- DAW TECHNOLOGIES, INC. today announced that its stock, trading under the symbol "DAWK," has been delisted from the Nasdaq National Market as of the open of business on January 25, 2002.

According to the Nasdaq Listing Qualifications Panel, Daw "failed to present a definitive plan that will enable it to evidence compliance with all requirements for continued listing on that market within a reasonable period of time and to sustain compliance with those requirements over the long term."

Daw intends to appeal the delisting decision to the Nasdaq Listing and Hearing Review Council.

Daw was unable to comply with the Nasdaq listing standards as a result of its inability to timely file its quarterly financial report for the third quarter of 2001, due to its inability to reconcile certain accounts from its European operations.

In attempting to reconcile the accounts, Daw and its former and present independent auditors determined that it would be necessary to restate previously issued financial statements for fiscal years 1999 and 2000, and for all quarterly periods since the creation of the company's European subsidiary in the fourth quarter of 1999. Work on the restatement of those financial statements continues, and the company will file applicable amendments to its previously filed quarterly and annual reports as soon as the restatement is completed. Once the required filings are complete, the company's stock may qualify to be traded on the OTC-Bulletin Board pending the company's appeal of the Nasdaq delisting decision.

Despite the recent accounting problems in the company's European office, the business of the company continues apace. The company recently established a subsidiary in Guadalajara, Mexico to serve the growing microelectronics and pharmaceutical industries in Latin America, and the company's European subsidiary is establishing a division offering the design and installation of ultra high purity piping used in advanced manufacturing applications.

Daw has also begun installing automated material handling systems in 200 mm and 300 mm semiconductor fabs, and it is anticipated that these services could eventually contribute a substantial amount to the company's revenue. In addition, the company's contract manufacturing business unit expects January to be its best month ever, and several international parties have expressed an active interest in some of the company's newly developed cleanroom component products.
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ABOUT DAW

Daw Technologies, Inc. provides advanced manufacturing environments for customers throughout the world, and specializes in the design, engineering and installation of cleanroom and mini-environment systems that meet stringent semiconductor and pharmaceutical manufacturing requirements. The company also provides contract manufacturing and specialized painting services on an OEM (original equipment manufacturer) basis for various customers. For further information, visit the company on the Internet at www.dawtech.com or call 801-977-3100.

                                      # # #

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THOSE DISCUSSED OR ANTICIPATED. FACTORS THAT MIGHT AFFECT THE ACTUAL OUTCOME INCLUDE, BUT ARE NOT LIMITED TO, THE SUCCESS OF THE COMPANY'S EFFORTS TO GATHER AND EVALUATE INFORMATION AND TO OBTAIN THE ASSISTANCE FROM THIRD PARTIES NECESSARY TO RECONCILE ITS ACCOUNTS, RESTATE ITS FINANCIAL STATEMENTS, INVESTIGATE THE CAUSES FOR THE DISCREPANCY IN ACCOUNTS, AND RECOMMEND REMEDIAL ACTIONS. FOR A MORE DETAILED DISCUSSION OF THESE AND ASSOCIATED RISKS, SEE THE COMPANY'S MOST RECENT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.